Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of InspireMD, Inc. of our report dated March 7, 2022 relating to the financial statements, which appears in InspireMD, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
June 3, 2022	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited